Exhibit 10.2

NISSAN-INFINITI LT LLC

2019-A SERIES SUPPLEMENT

April 1, 2021

To:	U.S. Bank National Association,
as Titling Company Registrar of Nissan-Infiniti LT LLC (the “Company”)

Re:	Designation of 2019-A Series Interest

cc:	U.S. Bank National Association, not in its individual capacity, but as Indenture Trustee, as Registered Pledgee;
Nissan Motor Acceptance Company LLC, as Administrator

Reference is made to the Limited Liability Company Agreement of the Company, dated as of April 1, 2021 (as amended from time to time, the “Titling Company Agreement”), among NILT LLC, as member (in such capacity, the “Member”), Nissan Motor Acceptance Company LLC (“NMAC”), as manager (in such capacity, the “Administrator”), and U.S. Bank National Association, a national banking association, as Titling Company Registrar (in such capacity, the “Titling Company Registrar”). Unless otherwise defined herein, all capitalized terms will have the meanings ascribed thereto in the Agreement of Definitions, dated as of April 15, 2019 (as amended, supplemented or otherwise modified prior to the date hereof, the “Prior Agreement of Definitions” and as amended as of the date hereof, the “Agreement of Definitions”), between Nissan Auto Lease Trust 2019-A, NILT LLC, the Company, Nissan Auto Leasing LLC II, NMAC, Wilmington Trust, National Association, not in its individual capacity, but solely as owner trustee (the “Owner Trustee”), and U.S. Bank National Association, as indenture trustee (the “Indenture Trustee”), and, if not defined therein, will have the meanings ascribed thereto in the Titling Company Agreement, which also contains rules as to usage that are applicable herein.

1. Pursuant to Section 4.1(a) and 4.1(i) of the Titling Company Agreement, a new Series Interest, to be known as the “Nissan-Infiniti LT LLC—2019-A Series Interest” (the “2019-A Series Interest”) is hereby established and formed through a conversion of the 2019-A SUBI (as defined in the Prior Agreement of Definitions) to the 2019-A Series Interest as contemplated by Section 4.1(i) of the Titling Company Agreement, and there shall be issued a Certificate representing the 2019-A Series Interest, substantially in the form of Exhibit A, representing the entire 2019-A Series Interest. In connection with the foregoing, the 2019-A SUBI Certificate (as defined in the Prior Agreement of Definitions) shall be deemed to be extinguished as of the date of this Supplement. The 2019-A Series Interest initially shall have the 2019-A SUBI Assets (as defined in the Prior Agreement of Definitions) allocated thereto and associated therewith and hereafter shall have the Series Assets allocated to and associated with from time to time such Series Interest and listed in the Schedule of 2019-A Series Assets.

2. The 2019-A Series Interest is a separate protected series of the Company within the meaning of Section 18-215(b) of the Act.

3. Pursuant to Section 4.1(c)(i) of the Titling Company Agreement, the Series Issue Date of the 2019-A Series Interest is April 1, 2021 (the “2019-A Series Issue Date”), and the issuance date of the original 2019-A SUBI was April 15, 2019.

4. Pursuant to Section 4.1(c)(iv) of the Titling Company Agreement, Nissan Auto Lease Trust 2019-A is designated as the initial registered Holder of the entire 2019-A Series Interest as of the 2019-A Series Issue Date. You are directed to authenticate, as of the 2019-A Series Issue Date, a single Certificate, designated as 2019-A Series Certificate No. 1, which will represent the entire 2019-A Series Interest.

5. The 2019-A Series Interest is a Fixed Series Interest.

6. The 2019-A Series Certificate is issued as a single class.

7. [Reserved].

8. Rights in Respect of the 2019-A Series Interest: Each Holder and Registered Pledgee of the 2019-A Series Certificate is a third-party beneficiary of this Series Supplement and the Titling Company Agreement insofar as this 2019-A Series Supplement and the Titling Company Agreement apply to the 2019-A Series Interest, the Holders of the 2019-A Series Certificate and the Registered Pledgees of the 2019-A Series Certificate. Therefore, to the extent references in the Titling Company Agreement to the ability of a “Holder” or a “Registered Pledgee” of a Series Certificate to take any action shall be deemed to refer to the Indenture Trustee (as Registered Pledgee of the 2019-A Series Certificate), acting at the direction of the Required Percentage of the Noteholders and thereafter, the Owner Trustee, acting at the direction of the Required Percentage of the Trust Certificateholders (which for this purpose shall include the Trust Certificates owned by the Issuing Entity, the Depositor, the Servicer (so long as NMAC or an Affiliate is the Servicer) and any of their respective Affiliates) until the final distribution is made with respect to the 2019-A Series Assets.

9. Transfer Restrictions:

(a) The 2019-A Series Certificate (or the 2019-A Series Interest represented thereby) may not be acquired or held by or on behalf of any Benefit Plan Investor. The 2019-A Series Certificate (or the 2019-A Series Interest represented thereby) may not be acquired or held by or on behalf of a Plan that is subject to Similar Law if the acquisition, holding and disposition of the 2019-A Series Certificate (or the 2019-A Series Interest represented thereby) would result in a violation of Similar Law or would result in the assets of the Company being (i) considered plan assets of such plan or (ii) subject to Similar Law.

(b) Notwithstanding any other provision herein, no transfer or assignment of the 2019-A Series Certificate or the 2019-A Series Interest represented thereby (other than transfer or assignments to the Depositor or the Issuing Entity and the related pledge to the Indenture Trustee) will be valid, and any such purported transfer or assignment shall, to the fullest extent permitted by law, be deemed null, void, and of no effect herewith, unless the purported transferee first shall have certified in writing to the Titling Company and the Administrator that, for U.S. federal income tax purposes, the transferee is not a partnership, S Corporation (as defined in the Code), or grantor trust having more than one beneficial owner or having a single beneficial owner that is a partnership or S Corporation.

10. 2019-A Series Collection Account:

(a) With respect to the 2019-A Series Interest, the Servicer established on or prior to the original Closing Date, and shall maintain in the name of the Registered Pledgee until the Outstanding Amount of the Notes is zero, and thereafter in the name of the Holder, the 2019-A SUBI Collection Account (the “2019-A Series Collection Account”). The 2019-A Series Collection Account was initially established with the Registered Pledgee. If the 2019-A Series Collection Account shall cease to be an Eligible Account or if the Servicer, in its sole discretion, notifies the Registered Pledgee in writing that the 2019-A Series Collection Account should be moved, then the Servicer shall, with the assistance of the Registered Pledgee, as necessary, cause such 2019-A Series Collection Account to be moved to an alternate institution selected by the Servicer. The 2019-A Series Collection Account shall be related solely to the 2019-A Series and the 2019-A Series Assets, and funds therein shall not be commingled with any other monies, except as otherwise provided for in, or contemplated by, the Titling Company Agreement or in the Servicing Agreement. All deposits into the 2019-A Series Collection Account shall be made as described in the Servicing Agreement.

(b) On each Deposit Date and Payment Date, pursuant to the instructions from the Servicer, the Registered Pledgee shall make deposits and withdrawals from the 2019-A Series Collection Account as set forth in the 2019-A Series Servicing Supplement.

(c) Any transfer of funds to a Holder of a 2019-A Series Certificate shall be made as directed pursuant to the Basic Documents.

11. 2019-A Reserve Account: Pursuant to Section 5.01(b) of the Trust Agreement, the Servicer, on behalf of the Issuing Entity, established on or prior to the original Closing Date, and shall maintain, the Reserve Account (i) with the Indenture Trustee, until the Outstanding Amount is reduced to zero, and (ii) thereafter with the Owner Trustee. Deposits to and withdrawals from the Reserve Account shall be made as directed pursuant to the Basic Documents, including Section 8.04(c) of the Indenture, Section 8.03 of the 2019-A Series Servicing Supplement and Section 12 of this 2019-A Series Supplement.

12. Investment of Monies in 2019-A Series Accounts: All amounts held in the 2019-A Series Collection Account and the Reserve Account shall be invested in Permitted Investments in accordance with Section 8.05(a) of the Indenture.

13. Termination of 2019-A Series:

(a) If all of the Series Assets allocated to or associated with the 2019-A Series Interest have been liquidated into cash and all such cash shall have been distributed, then, at the direction of the Holder of the 2019-A Series Certificate, the 2019-A Series Interest shall be terminated and the 2019-A Series Certificate shall be returned to the Titling Company Registrar and canceled.

(b) Upon a written direction to the Administrator from the Holder of the 2019-A Series Certificate (subject to the rights of the Registered Pledgee), the Administrator shall (at the expense of the Holder of the 2019-A SUBI Certificate), subject to the Act, either (i) distribute the 2019-A Series Assets to the Holder of the 2019-A Series Certificate or (ii) allocate to, and associate with, the 2019-A Series Assets to the Unallocated Assets Series or to an Other Series, as directed by such Holder; provided, however, that the 2019-A Series Assets shall not be subject to such distribution or allocation and association prior to the earlier of (x) the acceleration of the Notes under Section 5.2 of the Indenture following an Indenture Default or (y) payment in full of principal of, and accrued interest on, the Notes.

14. Amendments:

(a) Notwithstanding any provision of the Titling Company Agreement, the Titling Company Agreement, as supplemented by this 2019-A Series Supplement, to the extent that it relates solely to the 2019-A Series, may be amended in accordance with this Section 14.

(b) Any term or provision of this 2019-A Series Supplement may be amended by the parties hereto, without the consent of any other Person; provided that (i) either (A) any amendment that materially and adversely affects the Noteholders shall require the consent of Noteholders evidencing not less than a Majority Interest of the Notes voting together as a single class, or (B) such amendment shall not materially and adversely affect the Noteholders, and (ii) any amendment that adversely affects the interests of the Trust Certificateholder, the Indenture Trustee or the Owner Trustee shall require the prior written consent of each Person whose interests are adversely affected. An amendment shall be deemed not to materially and adversely affect the Noteholders if (i) the Rating Agency Condition is satisfied with respect to such amendment, or (ii) the Member delivers an Officer’s Certificate to the Indenture Trustee stating that such amendment shall not materially and adversely affect the Noteholders. The consent of the Trust Certificateholder or the Owner Trustee shall be deemed to have been given if the Member does not receive a written objection from such Person within 10 Business Days after a written request for such consent shall have been given. The Indenture Trustee and the Owner Trustee may, but shall not be obliged to, enter into or consent to any such amendment that affects the Indenture Trustee’s or the Owner Trustee’s own rights, duties, liabilities or immunities under this Series Supplement or otherwise.

(c) Notwithstanding the foregoing, no amendment shall (i) reduce the interest rate or principal amount of any Note, or change the due date of any installment of principal of or interest in any Note, or the Redemption Price with respect thereto, without the consent of the Holder of such Note, or (ii) reduce the Outstanding Amount, the Holders of which are required to consent to any matter without the consent of the Holders of at least a Majority Interest of the Notes which were required to consent to such matter before giving effect to such amendment.

(d) It shall not be necessary for the consent of any Person pursuant to this Section for such Person to approve the particular form of any proposed amendment, but it shall be sufficient if such Person consents to the substance thereof.

(e) Prior to the execution of any amendment to this 2019-A Series Supplement, the Member shall provide each Rating Agency, the Trust Certificateholder, the Depositor, the Owner Trustee and the Indenture Trustee with written notice of the substance of such amendment. No later than 10 Business Days after the execution of any amendment to this 2019-A Series Supplement, the Member shall furnish a copy of such amendment to each Rating Agency, the Issuing Entity, the Trust Certificateholder, the Indenture Trustee and the Owner Trustee.

(f) Prior to the execution of any amendment to this 2019-A Series Supplement, the Member shall provide an Opinion of Counsel to the Titling Company Registrar to the effect that after such amendment, for U.S. federal income tax purposes, the Company will not be treated as an association (or a publicly traded partnership) taxable as a corporation and the Notes (other than Tax Retained Notes) will properly be characterized as indebtedness.

(g) The Indenture Trustee shall not be under any obligation to ascertain whether a Rating Agency Condition has been satisfied with respect to any amendment. When the Rating Agency Condition is satisfied with respect to such amendment, the Member shall deliver to a Responsible Officer of the Indenture Trustee an Officer’s Certificate to that effect, and the Indenture Trustee may conclusively rely upon the Officer’s Certificate from the Member that a Rating Agency Condition has been satisfied with respect to such amendment.

15. Governing Law: THIS 2019-A SERIES SUPPLEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES), ALL RIGHTS AND REMEDIES BEING GOVERNED BY SAID LAWS.

16. LLC Agreement: For all purposes of the Act, the Titling Company Agreement, together with each Series Supplement (including this 2019-A Series Supplement) and Series Designation Notice, shall constitute the “limited liability company agreement” of the Company within the meaning of the Act. The terms and provisions of each Series Supplement (including this Series Supplement) and Series Designation Notice may have the effect of altering, supplementing or amending the terms and provisions of the Titling Company Agreement with respect to the Series governed or established thereby, but shall not alter, supplement or amend the terms of the Titling Company Agreement with respect to any other Series. To the extent that any of the terms or provisions of a Series Supplement or Series Designation Notice conflict with any of the terms or provisions of the Titling Company Agreement, the terms or provisions of such Series Supplement or Series Designation Notice shall control with respect to such Series. The Holder hereby agrees that it is bound by the Titling Company Agreement.

17. Third Party Beneficiaries: Each of the Indenture Trustee and the Owner Trustee shall be a third-party beneficiary hereof with the right to enforce this 2019-A Series Supplement to the same extent as if a party hereto.

18. Limitation on Owner Trustee Liability: It is expressly understood and agreed by the parties hereto that (a) this 2019-A Series Supplement is executed and delivered by Wilmington Trust, National Association (“WTNA”), not individually or personally, but solely as Owner Trustee of the Holder, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Holder is made and intended not as a personal representation, undertaking or agreement by WTNA, but is made and intended for the purpose of binding only the Holder, (c) nothing herein contained shall be construed as creating any liability on WTNA, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall WTNA be personally liable for the payment of any indebtedness or expenses of the Holder or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Holder under this 2019-A Series Supplement or any other related documents.

19. Counterparts; Electronic Signatures: This 2019-A Series Supplement may be executed (including by way of electronic or facsimile transmission) in any number of counterparts and by separate parties hereto on separate counterparts, each of which when executed shall be deemed an original, but all counterparts taken together shall constitute one and the same instrument. The parties acknowledge and agree that they may execute this 2019-A Series Supplement and any variation or amendment to the same, by electronic instrument. The parties agree that the electronic signatures appearing on the document shall have the same effect as handwritten signatures and the use of an electronic signature on this 2019-A Series Supplement shall have the same validity and legal effect as the use of a signature affixed by hand and is made with the intention of authenticating this 2019-A Series Supplement, and evidencing the parties’ intention to be bound by the terms and conditions contained herein. For the purposes of using an electronic signature, the parties authorize each other to the lawful processing of personal data of the signers for contract performance and their legitimate interests including contract management.

20. Notices: The notice provisions of Section 11.3 of the Titling Company Agreement shall apply equally to this 2019-A Series Supplement. A copy of each notice or other writing required to be delivered pursuant to this 2019-A Series Supplement shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand or, in the case of mail, email (if an email address is provided) or facsimile notice, when actually received by the intended recipient, addressed to the party to be notified, and sent to (i) the Owner Trustee at Wilmington Trust, National Association, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890 (telecopier no. (302) 636-4140) (email: DCostello@wilmingtontrust.com), Attention: Corporate Trust Administration; (ii) the Servicer at One Nissan Way, Franklin, Tennessee 37067 (email: doug.gwin@Nissan-USA.com), Attention: Doug Gwin; (iii) the Titling Company Registrar at 190 South LaSalle Street, 7th Floor, Chicago, Illinois 60603, Attention: NILT LLC (email: brian.kozack@usbank.com); or (iv) at such other address as shall be designated by any of the foregoing in written notice to the other parties hereto; provided, however, any demand, notice or communication to be delivered pursuant to the SUBI Trust Agreement to any Rating Agency shall be deemed to be delivered if a copy of such demand, notice or communication has been posted on any web site maintained by NMAC pursuant to a commitment to any Rating Agency relating to the Notes in accordance with 17 C.F.R. 240 17g-5(a)(3).

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Member has caused this 2019-A Series Supplement to be duly executed and delivered by its officer hereunto duly authorized, as of the date first above written.

NILT LLC, as Member

By:	/s/ Douglas E. Gwin, Jr.
Name:	Douglas E. Gwin, Jr.
Title:	Assistant Treasurer

Acknowledged and Agreed:

NISSAN AUTO LEASE TRUST 2019-A, as Holder

By:	Wilmington Trust, National Association,
not in its individual capacity, but solely as
Owner Trustee

By:	/s/ Dorri Costello
Name:	Dorri Costello
Title:	Vice President

EXHIBIT A

[Form of Certificate]

NISSAN-INFINITI LT LLC

NISSAN-INFINITI LT LLC – SERIES 2019-A CERTIFICATE

Certificate No. [ ]	Percentage: 100%

(This Certificate does not represent an interest in or obligation of Nissan Motor Acceptance Company LLC, U.S. Bank National Association or any of their respective affiliates, except to the extent described below.)

The Series Interest represented by this Certificate shall constitute a “security” within the meaning of, and governed by, (i) Article 8 of the Uniform Commercial Code (including Section 8-102(a)(15) thereof) as in effect from time to time in the State of Delaware, and (ii) the corresponding provisions of the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995.

THIS CERTIFIES THAT [    ] is the registered owner of 100% of Nissan-Infiniti LT LLC – 2019-A Series Interest (the “2019-A Series Interest”), a designated series of limited liability company interests in Nissan-Infiniti LT LLC, a Delaware limited liability company (the “Company”). The Series Interests represented by this Certificate shall be nonassessable and fully paid.

The Company is a Delaware limited liability company governed by the Limited Liability Company Agreement of the Company, dated as of April 1, 2021 (as supplemented or amended from time to time, the “Titling Company Agreement”), among NILT LLC, as member (in such capacity, the “Member”), Nissan Motor Acceptance Company LLC (“NMAC”) as administrator (in such capacity, the “Administrator”), the Independent Manager (as defined therein), and U.S. Bank National Association, a national banking association, as Titling Company Registrar (in such capacity, the “Titling Company Registrar”). Unless otherwise defined herein, all capitalized terms used but not defined in this Certificate will have the meanings ascribed thereto in the Titling Company Agreement, which also contains rules as to usage that are applicable herein. The Holder agrees that it is bound by the Titling Company Agreement.

This Certificate is one of a duly authorized Certificates. This Certificate is issued under and is subject to the Titling Company Agreement and the Amended and Restated Servicing Agreement, dated as of April 1, 2021, between the Company, NILT LLC, as Member and NMAC, as Servicer, as supplemented by that certain 2019-A Series Servicing Supplement, dated as of April 15, 2019, between the Company, NILT LLC, as Member and NMAC, as Servicer (collectively, the “Servicing Agreement”). The 2019-A Series Interest represented by this Certificate is issued in connection with the conversion of a Trust SUBI in the Titling Trust to the 2019-A Series Interest and the Leases and Leased Vehicles and other assets allocated to such Trust SUBI as of the effectiveness of the Conversion have been automatically allocated to and associated with the 2019-A Series Interest.

Any rights of the Holder of this Certificate are limited to the Series Interest represented hereby (and will include the right to receive all Collections on the related Series Assets pursuant to Section 4.3(b)(iii) of the Titling Company Agreement). The Holder of this Certificate, by acceptance of this Certificate, agrees to release all Claims to the Unallocated Assets and any Other Series Assets, respectively, and, in the event such release is not given effect, to subordinate fully all Claims it may be deemed to have against the Unallocated Assets or such Other Series Assets, as the case may be.

Each Holder and Registered Pledgee of this Certificate, by acceptance of this Certificate or pledge thereof, covenants and agrees that prior to the date which is one year and one day after the date upon which all obligations under each Securitized Financing have been paid in full, it will not institute against, or join any other Person in instituting against, the Member, the Company, any Special Purpose Affiliate or any Beneficiary any involuntary bankruptcy, reorganization, arrangement, insolvency or liquidation Proceeding or other Proceeding under any federal or state bankruptcy or similar law.

This Certificate, and the Series Interest represented hereby, may be transferred only in accordance with the Titling Company Agreement.

THIS CERTIFICATE WILL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES UNDER THIS AGREEMENT WILL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Unless this Certificate is executed by an Authorized Officer of the Company and authenticated by an Authorized Officer of the Titling Company Registrar on behalf of the Titling Company Registrar, this Certificate will not entitle the Holder thereof to any benefit under the Titling Company Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Company has caused this Certificate to be duly executed.

NISSAN-INFINITI LT LLC

Dated: _____________________, 2021	By:
Name:
Title:

TITLING COMPANY REGISTRAR’S CERTIFICATE OF AUTHENTICATION

This is the 2019-A Series Certificate referred to in the within mentioned 2019-A Series Supplement.

U.S. BANK NATIONAL ASSOCIATION,
not in its individual capacity but solely as Titling Company Registrar

By:
Authorized Officer

FORM OF ASSIGNMENT

_______________, 20___

FOR VALUE RECEIVED, the undersigned transfers and assigns unto _______________ the Nissan-Infiniti LT LLC—2019-A Series Interest, and all rights thereunder, irrevocably constituting and appointing _________________ as Attorney to transfer said Nissan-Infiniti LT LLC—2019-A Series Interest on the books of the Company, with full power of substitution in the premises. The effectiveness of a transfer pursuant to this irrevocable assignment shall be subject to any and all transfer restrictions referenced on the face of the Certificate or in the organizational documents of the subject company, to the extent they may from time to time exist.

Dated: ______________________ By:___________________________